UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 17, 2005

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 354-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

As previously disclosed, on May 27, 2005, Cardima, Inc. (the “Company”) entered into a secured Loan Agreement (the “Loan Agreement”) with Agility Capital, LLC (the “Lender”), pursuant to which the Lender funded $300,000 of the loan at closing. To secure its obligations under the Loan Agreement, the Company granted the Lender a security interest in substantially all of its assets, including its intellectual property. Pursuant to the terms of the Loan Agreement, all amounts outstanding thereunder, including interest and fees, become due and payable on the earliest of an Event of Default (as defined below), August 15, 2005, or certain other events. The Loan Agreement also provides that the Company shall pay the Lender an “Exit Fee” upon an Event of Default, and certain other expenses and fees of the Lender. The Exit Fee would be $450,000 based on the amount of loans currently outstanding. Interest accrues at 12% per annum, or 18% after an Event of Default.

By letter dated June 16, 2005, the Lender notified the Company of the Lender’s view that an Event of Default had occurred under the Loan Agreement and that all amounts outstanding thereunder (including principal, interest, fees and expenses), are immediately due and payable. The Lender also froze the Company’s bank accounts, containing approximately $350,000. Correspondence from the Lender has indicated that the Lender is unwilling to fund further loans under the Loan Agreement. The Company is in discussions with the Lender about these matters but is unable to predict the outcome.

Reference is made to the disclosure under Item 8.01 below, regarding the Company’s inability to continue operations absent an immediate cash infusion.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 17, 2005, the Company’s interim Chief Financial Officer and Secretary, Barry D. Michaels, resigned effective immediately. On June 17, 2005, the Board of Directors appointed Gabriel B. Vegh, the Company’s Chairman and Chief Executive Officer, to the additional positions of acting Chief Financial Officer and Secretary.

See disclosure under Item 8.01 below, regarding the status of other Company officers and other employees. The Company’s Chairman of the Board will be acting on a non-employee basis in his capacities as Chief Executive Officer and acting Chief Financial Officer and Secretary.

ITEM 8.01 OTHER EVENTS.

The Company will be unable to continue operations absent an immediate cash infusion, and the Company expects that its common stock will have no value upon a cessation of Company operations.

As of June 17, 2005, the Company’s cash balances, including the funds frozen by its secured lender, were insufficient to fund any ongoing operations after making provision for accrued and unpaid wages and other accrued obligations that would arise upon termination of employees.

On June 17, 2005, the Company’s Board of Directors terminated the employment status of all employees to conserve resources.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: June 17, 2005	By:	/s/ Gabriel B. Vegh
Gabriel B. Vegh
Chief Executive Officer

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